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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



    Date of report (Date of earliest event reported):       March  15, 2001
                                                           -----------------


                               ZANY BRAINY, INC.
                            -----------------------
                (Exact Name of Registrant Specified in Charter)

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
    Pennsylvania               0-26185                23-2663337
   ---------------            --------               ----------
   (State or Other        (Commission File         (I.R.S. Employer
   Jurisdiction of            Number)              Identification No.)
     Incorporation)
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          2520 Renaissance Boulevard
         King of Prussia, Pennsylvania                           19406
     ---------------------------------------                     ------
     (Address of Principal Executive Offices)                  (Zip Code)


    Registrant's telephone number, including area code:    (610) 278-7800
                                                           ---------------


                                Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)
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This Report on Form 8-K contains, in addition to historical information, forward-looking statements by Zany Brainy, Inc. (the "Company") with regard to the continued listing of the Company's stock on the Nasdaq National Market, an appeal and hearing of any Nasdaq delisting determination, the success of any appeal and hearing, the postponement of any Nasdaq determination, the time within which Nasdaq would deliver a decision from any appeal or hearing, the Company's relationship with its lenders, its pursuit of alternative solutions to its borrowing limitations, the nature and import of credit or credit-related agreements under negotiation, plans regarding meetings with trade and expense creditors, expected attendees at the meeting of its trade and expense creditors, an anticipated standstill agreement with the Company's creditors, the Company's communications with creditors, the Company's engagement of a financial advisor, the Company's pursuit of strategic alternatives, the Company's ability to implement strategic alternatives and the Company's cash requirements that involve risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "may," "should," "anticipate," "believe," "plan," "estimate," "expect" and "intend," and other such similar expressions are intended to identify forward-looking statements. These statements are based on management's current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ materially from those described in the forward-looking statements. Factors that may cause such difference include, but are not limited to, the Company's stock price, the willingness of the Company's bank to negotiate, the success of negotiations with the bank and other potential lenders, the availability under a new credit facility, the willingness of the Company's trade and expense creditors to attend the creditors' meeting, the willingness of the Company's trade and expense creditors to form an informal committee, the willingness of the Company's creditors to execute a standstill agreement, the level of interest of potential partners with regard to strategic alternatives, the availability of additional capital and the adverse effects on the Company's business as a result of general economic conditions, as well as the risks set forth in the Company's filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available to Zany Brainy, Inc. as of the date of this document, and the Company assumes no obligation to update these cautionary statements or any forward-looking statements.

ITEM 5. OTHER EVENTS.

The following summarizes the Company's current issues with regard to its credit availability, as well as its efforts to deal with those issues. A more detailed description of the Company's options and the risks associated with those options is contained in the body of this Item.

 . The Company's lender has asserted that the Company is in default under its
  Credit Facility (as defined below).
 . The Company has minimal additional borrowing availability under its Credit
  Facility.
 . The Company is negotiating with its current lender (the "bank") under its Credit Facility in an effort to secure the bank's agreement to forebear from exercising the rights and remedies available to it under the credit agreement for an agreed-upon period of time.
 . The Company is exploring two additional financing alternatives: a junior secured loan to supplement its existing Credit Facility and a complete refinancing of its Credit Facility.
 . The Company has engaged William Blair & Company to assist the Company in exploring strategic alternatives for the Company.

The Company will be required to negotiate a forbearance agreement with the bank. In addition, the Company will be required to replace or restructure its existing debt, reach agreement with its vendors to restructure the Company's payments to them and/or obtain an additional capital infusion, or some combination thereof, to be able to continue its operations.

Credit Facility
---------------

On July 25, 2000, the Company entered into a three-year secured credit facility (the "Credit Facility") with the bank in the maximum amount of $115,000,000. As of March 13, 2001, the Company had $49,788,701 of outstanding borrowings under the Credit Facility, comprised of: (a) $48,290,107 outstanding and (b) $1,498,594 representing the face value of issued and outstanding letters of credit issued for the benefit of the Company. As a result of the defaults asserted by the bank that are described below, outstanding borrowings under the Credit Facility are accruing interest at a rate equal to 9%.

Under the Credit Facility, the Company's borrowing availability is tied to a seasonal percentage of eligible inventory. Such formula currently includes a limitation that the Company cannot borrow any amounts that exceed the lesser of
(a) 65% of the cost of eligible inventory or (b) 85% of the appraisal value of eligible inventory, subject to additional reserves imposed by the bank.

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In January 2001, the appraiser retained by the bank appraised the Company's inventory at a value that significantly reduced the company's borrowing availability. Accordingly, the Company's borrowing availability under the Credit Facility was $50,738,891 as of March 13, 2001. To date, the bank continues to rely upon its current appraisal value which, in turn, continues to limit the Company's borrowing availability. The Company is currently in negotiations with the bank to allow the Company greater borrowing availability under the Credit Facility. The Company cannot assure that these negotiations will lead to an increase in its borrowing availability.

On February 28, 2001, the bank sent a letter to the Company notifying it that the Company failed to comply with a number of covenants under the Credit Facility and that such failures constituted events of default under the Credit Facility. On March 9, 2001, the bank sent another letter to the Company notifying it that as a result of the events of default the interest rate for the loans to the Company under the Credit Facility was being increased to the default rate of interest. While the bank has allowed the Company to continue to borrow under the Credit Facility, under the terms of the Credit Facility, it may discontinue doing so at any time. In addition, the bank could determine to apply Company receipts to amounts outstanding under the Credit Facility. The Company is negotiating the terms of a forbearance agreement pursuant to which the bank will forbear from exercising its rights and remedies for an agreed-upon period of time. The Company cannot assure that it will enter into a forbearance agreement with the bank.

In the Company's most recent Form 10-Q filed on December 12, 2000, the Company stated that its operating cash flow together with the unused portion of the Credit Facility and other financing arrangements would be sufficient to finance current operating requirements including capital expenditures and new store openings for at least the next twelve months. Under current conditions, the Company does not have sufficient capital to finance current operating requirements for that period of time. To continue operations on more than a short term basis, the Company must replace or restructure its existing debt, reach agreement with its vendors to restructure the Company's payments to them and/or obtain an additional capital infusion, or some combination thereof.

In addition to negotiating with the bank, the Company is negotiating with a separate financial institution to secure a short term, junior secured loan that would supplement the Credit Facility. The Company also is negotiating a complete refinancing with a third financial institution that would replace the Credit Facility and that the Company expects would provide it with greater borrowing availability. The Company cannot assure that these negotiations will result in any new credit facilities.

TRADE CREDITORS
---------------

In order to address some of the foregoing issues, the Company plans to hold a meeting of its largest trade and expense creditors to discuss the possible restructuring of the Company's unsecured debt. Expected to attend the meeting are several of the Company's largest unsecured trade creditors who have indicated their willingness to discuss the formation of an informal committee of creditors.

The Company expects that upon the formation of the informal committee of creditors, a standstill agreement will be executed pursuant to which the Company will agree, among other things, to operate under a budget designed to maintain the Company's current operations. Following the meeting, the Company will communicate with those creditors who could not attend the meeting about the implementation of various restructuring initiatives.
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FINANCIAL ADVISORS
------------------

The Company has engaged William Blair & Company as its financial advisor to explore strategic alternatives for the Company, which may include a tender offer, merger, sale or exchange of the outstanding capital stock of the Company or a sale of all or a substantial part of its assets, a recapitalization, an investment in the Company or another comparable transaction. The Company cannot assure that its engagement of William Blair & Company will result in the completion of one of the strategic alternatives mentioned above. The Company also has retained financial advisors, FTI/Policano & Manzo, to assist it in negotiations with the bank and its unsecured creditors.

NASDAQ LISTING REQUIREMENTS
---------------------------

The Company received a letter dated January 30, 2001 from the Nasdaq Stock Market, Inc. notifying the Company that its securities have failed to meet the continued listing requirements for minimum bid price under the Nasdaq National Market rules.

Specifically, the Company's common stock has failed to maintain a minimum bid price of $1.00 over 30 consecutive trading days as required by the Nasdaq National Market minimum bid price rule. In accordance with the Nasdaq rules, the Company will be provided 90 calendar days, or until April 30, 2001, to regain compliance with the minimum bid price rule. If at any time before April 30, 2001, the bid price of the Company's common stock is at least $1.00 for a minimum of ten consecutive trading days, the Nasdaq staff will determine if the Company complies with the rule. If the Company is unable to demonstrate compliance with the minimum bid price rule on or before April 30, 2001, the Nasdaq staff will provide the Company with a written notification that its securities will be delisted. At that time, the Company may appeal the Nasdaq staff's decision pursuant to a Nasdaq Listing Qualifications Panel.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ZANY BRAINY, INC.


Date:    March 15, 2001         By /s/Thomas G. Vellios
      ------------------           ------------------------------------
                                   Thomas G. Vellios
                                   Acting Chief Executive Officer